UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2004

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2600 Michelson Drive, Suite 1700 Irvine, California 92612
(Address of principal executive offices, including zip code)

949-852-3576
(Registrant’s telephone number, including area code)

Items 1 through 11 are not included because they are inapplicable.

This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Mission Energy Holding Company’s 2003 Annual Report on Form 10- K and Quarterly Report on Form 10-Q for the first quarter of 2004. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 12.  Results of Operations and Financial Condition

On May 7, 2004, Edison International, the ultimate parent company of Mission Energy Holding Company, issued a press release that included information about Mission Energy Holding Company’s (parent company only) and Edison Mission Energy’s (consolidated) financial results for the first quarter of 2004.  A copy of the press release is attached as Exhibit 99.1. The information furnished in this Item 12 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company
(Registrant)

Date:	May 12, 2004	/s/ Kevin M. Smith
KEVIN M. SMITH
Senior Vice President and Chief Financial Officer